UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2008

Mettler-Toledo International Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	File No. 001-13595 (Commission File Number)	13-3668641 (IRS Employer Identification No.)

Im Langacher, P.O. Box MT-100
CH-8606, Greifensee, Switzerland
and
1900 Polaris Parkway
Columbus, OH 43240
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:    +41-1-944-2211 and 1-614-438-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2008, the Board of Directors of Mettler-Toledo International Inc. (the “Company”) appointed the Company’s Chief Executive Officer Mr. Olivier A. Filliol as a director of the Company effective January 1, 2009.  The Board also appointed its Executive Chairman Mr. Robert Spoerry as Chairman of the Board effective January 1, 2009.

Mr. Filliol will not receive any additional compensation for his services as a director.  There are no arrangements or understandings between Mr. Filliol and any other persons pursuant to which Mr. Filliol was selected as a director, and there are no transactions in which Mr. Filliol has an interest requiring disclosure under Item 404(a) of Regulation S-K.  Mr. Filliol has not been named to any committee of the Company’s Board of Directors.

On December 18, 2008, the Company issued a press release announcing the appointments of Messrs. Filliol and Spoerry.  A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits

   99.1   Press release, dated December 18, 2008, issued by Mettler-Toledo International Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METTLER-TOLEDO INTERNATIONAL INC.

Date: December 18, 2008	By:	/s/ James T. Bellerjeau

James T. Bellerjeau
General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated December 18, 2008, issued by Mettler-Toledo International Inc.